As filed with the Securities and Exchange Commission on September 16, 2016

File No. 001-37830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

LAMB WESTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1797411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

Copy to:

Lyle G. Ganske

Michael J. Solecki

Peter E. Izanec

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114-1190

(216) 586-3939

Fax: (216) 579-0212

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

LAMB WESTON HOLDINGS, INC.

INFORMATION REQUIRED AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Business,” “Certain Relationships and Related Transactions,” “Relationship With ConAgra After the Spinoff” and “Where You Can Find More Information.”

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.”

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Condensed Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.”

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.”

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Transactions.”

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spinoff,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.”

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “The Spinoff” and “Description of Capital Stock.”

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy” and “Description of Capital Stock.”

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Indemnification of Directors and Officers.”

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Combined Financial Statements” (and the financial statements referenced therein).

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” (and the financial statements referenced therein).

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1†	Form of Separation and Distribution Agreement

3.1*	Form of Certificate of Incorporation of the Registrant

3.2*	Form of Bylaws of the Registrant

4.1*	Form of Specimen Certificate for the Registrant’s Common Stock

10.1†	Form of Tax Matters Agreement

10.2	Form of Employee Matters Agreement

10.3†	Form of Transition Services Agreement

Exhibit Number	Exhibit Description

10.4†	Form of Trademark License Agreement

10.5	Amended and Restated Cooperation Agreement, dated as of May 27, 2016, between JANA Partners LLC and ConAgra Foods, Inc., incorporated herein by reference to Exhibit 99.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on May 31, 2016 (File No. 001-07275)

10.6	ConAgra Foods, Inc. 2008 Performance Share Plan, effective July 16, 2008, incorporated herein by reference to Exhibit 10.3 of ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for quarter ended August 24, 2008 (File No. 001-07275)

10.7	ConAgra Foods 2009 Stock Plan, incorporated herein by reference to Exhibit 10.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on September 28, 2009 (File No. 001-07275)

10.8	ConAgra Foods, Inc. 2014 Stock Plan, incorporated herein by reference to Exhibit 10.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on September 22, 2014 (File No. 001-07275)

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 16, 2016

*	To be filed by amendment.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Colleen R. Batcheler
Name:	Colleen R. Batcheler
Title:	Vice President

Dated: September 16, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1†	Form of Separation and Distribution Agreement

3.1*	Form of Certificate of Incorporation of the Registrant

3.2*	Form of Bylaws of the Registrant

4.1*	Form of Specimen Certificate for the Registrant’s Common Stock

10.1†	Form of Tax Matters Agreement

10.2	Form of Employee Matters Agreement

10.3†	Form of Transition Services Agreement

10.4†	Form of Trademark License Agreement

10.5	Amended and Restated Cooperation Agreement, dated as of May 27, 2016, between JANA Partners LLC and ConAgra Foods, Inc., incorporated herein by reference to Exhibit 99.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on May 31, 2016 (File No. 001-07275)

10.6	ConAgra Foods, Inc. 2008 Performance Share Plan, effective July 16, 2008, incorporated herein by reference to Exhibit 10.3 of ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for quarter ended August 24, 2008 (File No. 001-07275)

10.7	ConAgra Foods 2009 Stock Plan, incorporated herein by reference to Exhibit 10.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on September 28, 2009 (File No. 001-07275)

10.8	ConAgra Foods, Inc. 2014 Stock Plan, incorporated herein by reference to Exhibit 10.1 of ConAgra Foods, Inc.’s Current Report on Form 8-K filed on September 22, 2014 (File No. 001-07275)

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 16, 2016

*	To be filed by amendment.
†	Previously filed.